Exhibit 10.4

NON-STATUTORY STOCK OPTION

Granted by

AstroNova, Inc.

Under the 2015 Equity Incentive Plan

This Option is and shall be subject in every respect to the provisions of the 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) of AstroNova, Inc. (the “Company”), which is incorporated herein by reference and made a part hereof. The holder of this Option (the “Holder”) hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives. Capitalized terms used herein but not defined shall have the meaning set forth in the Plan.

1.	Name of Holder:

2.	Date of Grant:

3.	Maximum number of shares for
which this Option is exercisable:

4.	Exercise (purchase) price per share:

5.	Method of Exercise: The Option may be exercised, in whole or in part, by submitting a written notice (including by electronic mail) to the Company, signed by the Holder or such other person who may be entitled to exercise such option, and specifying the number of Common Shares as to which the option is being exercised. Such notice shall be accompanied by the payment of the full option price for such Common Shares. Payment shall be made (i) in the form of cash or check payable to the Company for an amount equal to the exercise price of the Common Shares being purchased, (ii) by delivering to the Company previously owned and unencumbered shares of Common Stock in an amount equal to the exercise price of the Common Shares being purchased, or, (iii) with the consent of the Company, by any of the other methods set forth in the Plan. After the exercise of the option and full payment therefor, Common Shares representing the number of Common Shares for which this option has been exercised shall be issued either (i) in certificate form or (ii) in book entry or electronic form, registered in the name of the Holder.

6.	Expiration Date of Option:

7.	Vesting Schedule:

The option shall vest as follows:

Vesting Date	Number of Shares Vesting on Date

All vesting shall cease on the date of termination of Service.

8.	Termination of Service.

This Option shall terminate on the earliest to occur of:

(i)	the date of expiration hereof;

(ii)	the date of termination of the Holder’s Service by the Company for Cause;

(iii)	30 days after the date of voluntary termination of Service by the Holder (other than for death or Disability as defined in the Plan);

(iv)	90 days after the date of termination of the Holder’s Service by the Company without Cause (other than for death or Disability);

(v)	one (1) year after the date of termination of the Holder’s Service with the Company resulting from retirement from active employment at or after age 65, as determined by the Committee in its good faith discretion;

(vi)	one (1) year after the death or Disability of the Holder; or

(vii)	on the date the Holder accepts employment with any person, firm or corporation whose business in the sole opinion of the Committee competes with the then business of the Company.

9.	Tax Withholding. The Company’s obligation to deliver shares shall be subject to the Holder’s satisfaction of any federal, state and local income and employment tax withholding requirements, which withholding may be satisfied by cash payment or through the delivery or surrender to the Company of Shares, valued at fair market value, which the holder owned prior to exercise; provided that, any such already-owned Shares delivered to pay withholding taxes, if originally acquired from the Company, shall have been held at least six months.

10.	Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, 600 East Greenwich Avenue, West Warwick, RI 02893, attention of the president, or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

IN WITNESS WHEREOF, the parties have executed this Option, or caused this Option, as of the Date of Grant.

ASTRONOVA, INC.

By:
Name: Title:

The undersigned Holder hereby acknowledges receipt of a copy of the Plan and this Option, and agrees to the terms of this Option and the Plan.

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